UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Bath & Body Works, Inc.

(Name of Registrant as Specified In Its Charter)

Not applicable.

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Dear Fellow Shareholders,

This proxy supplement (the “Supplement”) relates to the Notice of 2025 Annual Meeting of Shareholders and definitive proxy statement of Bath & Body Works, Inc. (the “Company”), filed with the Securities and Exchange Commission on April 25, 2025 (the “Proxy Statement”) in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 8:30 a.m., Eastern Time, on June 5, 2025, virtually with a link to be provided by registering at https://proxydocs.com/BBWI.

This Supplement is being filed with the Securities and Exchange Commission to provide updated information relating to Gina R. Boswell, who was named in the Proxy Statement as a nominee for election as director at the Annual Meeting. Except for the updated information set forth herein, this Supplement does not modify or supplement the Proxy Statement in any manner. This Supplement should be read in conjunction with the Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025 as each contains information that is important to your decisions in voting at the Annual Meeting.

On May 19, 2025, we announced that the Board appointed Daniel Heaf to serve as Chief Executive Officer of the Company, effective May 16, 2025. Gina R. Boswell ceased to serve as the Company’s Chief Executive Officer, effective as of May 16, 2025, and resigned from the Board the same day. Ms. Boswell will therefore not stand for election as a director of the Company at the Annual Meeting. In addition, in connection with Ms. Boswell’s resignation, the Board reduced the number of directors from ten to nine effective May 16, 2025. The Company will increase the number of directors from nine to ten upon conclusion of the Annual Meeting and Mr. Heaf will be appointed as a member of the Board effective as of immediately following the conclusion of the Annual Meeting.

Additional Information Regarding Voting

Although Ms. Boswell will not stand for election as a director at the Annual Meeting, we will not distribute or issue a new proxy card or voting instruction form to omit Ms. Boswell as a nominee for election as a director at the Annual Meeting. The other director nominees named in the Proxy Statement will continue to stand for election as directors at the Annual Meeting. If you have already returned your proxy or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies received with instructions to vote for the election of Ms. Boswell to the Board will not be voted with respect to her election, but will continue to be voted as directed or otherwise as set forth therein and described in the Proxy Statement with respect to all other nominees and matters properly brought before the Annual Meeting. If you have not yet returned your proxy card or submitted your voting instructions, please complete the proxy card or submit instructions disregarding Ms. Boswell’s name as a nominee for election to the Board. Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the Proxy Statement.